UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2004

WILLIAMS CONTROLS, INC.

(Exact name of registrant as specified in its chapter)

Delaware	0-18083	84-1099587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14100 S.W. 72nd Avenue
Portland, OR 97224
(Address of principal executive offices)

(503) 684-8600

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On September 30, 2004, Williams Controls, Inc. (“Williams”) completed the proposed restructuring of its capitalization described in the Consent Solicitation Statement, dated September 16, 2004 (the “Recapitalization”).  In connection with the completion of the Recapitalization, Williams entered into the material definitive agreements described below.

Put/Call Option Agreement.

On September 30, 2004, Williams entered into a Put/Call Option Agreement with American Industrial Partners Capital Fund III, L.P. (“AIP”).  Prior to the completion of the restructuring, AIP held approximately 85% of the outstanding shares of Williams’ Series B Preferred Stock, 15% Redeemable Convertible Series (the “Series B Preferred”).

Under the option agreement, during the period commencing on September 30, 2006 and ending on September 30, 2007, AIP will have the right to require Williams to repurchase, in whole or in part, up to a maximum of 7,000,000 shares of Williams’ Common Stock held by AIP (the “Put”).  The price for any shares Williams is required to repurchase upon exercise of the Put by AIP (the “Put Price”) is the lesser of $1.00 per share or the average of the closing trading prices of Williams’ common stock on the stock exchange on which such stock is then listed or admitted to trading, or if the common stock is not listed or admitted to trading on any stock exchange, the average of the last bid and asked prices for our common stock in the OTC Bulletin Board, for the 30 trading days immediately preceding the third business day before the notice of exercise of the Put is delivered by AIP.  The Put may only be exercised by AIP one time, so if AIP exercises the Put with respect to a number of shares that is less than the maximum number of shares subject to the Put, the Put will terminate with respect to any other shares held by AIP.  If the Put is exercised by AIP with respect to the maximum number of shares subject to the Put, the maximum Put Price will be $7,000,000.

If Williams fails, for whatever reason, to pay the Put Price for the shares required to be repurchased within 30 days after exercise of the Put by AIP, Williams is required to issue to AIP shares of Williams’ Series C Preferred Stock, 15% Redeemable Non-Convertible Series (“Series C Preferred”).   The number of shares of Series C Preferred to be issued to AIP will be determined by dividing the aggregate Put Price for the shares of common stock held by AIP that Williams was required to repurchase upon exercise of the Put, but failed to do so, by $100.

In exchange for the Put, under the option agreement, AIP granted Williams a right to elect to purchase from AIP (the “Call”) on October 31, 2007 (the “Call Date”) all of the shares of Williams’ common stock then held by AIP, up to a maximum of 7,000,000 shares, at a price of $2.00 per share.  In order to exercise the Call, Williams is required to deliver to the AIP not more than 30 nor fewer than ten days prior to the Call Date a written notice of its election to exercise the Call.

For more details on the option agreement, see Item 2.03 below.  In addition, the foregoing summary of the option agreement is subject to, and qualified in its entirety by, the option agreement attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Credit Agreement.

On September 27, 2004, Williams and Williams Controls Industries, Inc., a wholly-owned subsidiary of Williams entered into a Credit Agreement with Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc. (“Merrill Lynch”), pursuant to which Merrill Lynch, together with any other institutional lenders that may become a party to the agreement in the future, agreed to provide Williams with a $25,000,000 senior secured loan facility, consisting of a $8,000,000 revolving loan facility and a $17,000,000 term loan. The availability of funds under the revolving loan may be limited to the sum of 85% of our eligible accounts receivable and 60% of our eligible inventory.  Thus, the amount actually available to Williams under the revolving loan facility may change.  The term of each of the loans will be five years.  The loans are secured by substantially all the assets of Williams.

Upon the completion of the credit agreement, Williams borrowed the full amount of the $17,000,000 term loan and $3,011,000 under the revolving loan.  These funds were used to pay a portion of the costs incurred by Williams in the Recapitalization, to pay a portion of the amount paid by Williams to redeem 98,114 shares of Series B Preferred from AIP and to pay off the loan with Wells (see the information in Item 2.01 below regarding the pay off of the loan with Wells).

For each amount borrowed under the credit agreement, Williams will be entitled to elect to have the interest rate determined based on the rate of interest which is identified and normally published by Bloomberg Professional Service Page BBAM 1 as the offered rate for loans in U.S. dollars under the caption British Bankers Association LIBOR Rates (“LIBOR”)  or a rate equal to the greater of (i) the Federal Funds Rate plus one-half of one percent (0.50%) per annum and (ii) the rate from time to time published in the “Money Rates” section of The Wall Street Journal as being the “Prime Rate” (the “Prime Rate”).  For any LIBOR  loan, the revolving loan facility will bear interest at the rate of LIBOR plus 3.75% per annum for borrowings under the revolving credit facility and at the rate of LIBOR plus 4.25% for borrowings under the term loan facility, while for any Prime Rate loan, the revolving loan facility will bear interest at the Prime Rate plus 2.75% per annum and at the rate of LIBOR plus 3.25% for borrowings under the term loan facility.  Upon any default by Williams under the senior loan facility each of the loans will bear interest at rates that are 2% per annum in excess of the rates otherwise payable.  Interest will be payable monthly on all prime rate loans and interest on LIBOR loans is payable on the last day of the interest period (unless such interest period is more than 3 months, in which case interest will be payable quarterly).  In addition to the interest accruing on the loans outstanding, Williams will be required to pay a fee at a rate per annum equal to 0.50% of any unused portion of the revolving credit facility.

Williams is required to repay the term loan in equal quarterly scheduled payments of $850,000 each (or, if less, the outstanding amount of the term loan) on March 31, June 30, September 30 and December 31 of each year.  Williams will be entitled to prepay the term loan, in whole or in part, in minimum amounts, without penalty.  Mandatory prepayments of the loans under the term loan will be required in amounts equal to 75% of Williams’ excess cash flow for each fiscal year and 100% of (i) the insurance or condemnation proceeds received in connection with a casualty event, condemnation or other loss, (ii) the net proceeds from issuance of equity or debt securities and (iii) the net cash proceeds of asset sales or other dispositions (subject to customary exceptions, and, with respect to casualty events and asset sales and dispositions, customary reinvestment rights).

The revolving loan facility will expire on September 29, 2009, at which time all outstanding amounts under the revolving loan facility will be due and payable.

The credit agreement contains customary financial and other covenants that will, among other things, limit Williams ability to draw down the full amount of the new revolving loan facility, engage in transactions with affiliates, make acquisitions, participate in certain mergers, or make distributions or dividend cash payments to our stockholders.

In connection with the senior secured loan facility, Williams was required to pay Merrill Lynch a commitment fee equal to 2.00% of the maximum loan commitment under the senior loan facility upon the funding of the initial loans under the senior loan facility, and to pay Merrill Lynch annual agency fees of $25,000.  In addition, Williams was responsible for paying all costs and expenses of Merrill Lynch (including without limitation the fees, costs and expenses of counsel to, and independent appraisers, consultants and auditors retained by Merrill Lynch) incurred in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated by or in connection with the senior loan facility and all costs and expenses in connection with the creation and perfection of the liens to be provided as security for the senior loan facility, including title investigations, lien searches and the like.

In the event of a default by Williams under the credit facility, Merrill Lynch may terminate the commitments made under the credit facility, declare the amount outstanding, including all accrued interest and unpaid fees, payable immediately, and enforce any and all rights and interests created and existing under the credit facility documents, including, without limitation, all rights of set-off and all other rights available under the law.  For certain events of default relating to insolvency, bankruptcy or receivership, the commitments are automatically terminated and the amounts outstanding automatically become payable immediately.

The foregoing summary of the credit agreement is subject to, and qualified in its entirety by, the credit agreement attached to this Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Amended and Restated Management Services Agreement

On September 30, 2004, Williams entered into an Amended and Restated Management Services Agreement with American Industrial Partners (“AIP Advisor”), Dolphin Advisors, LLC (“Dolphin Advisor”).  AIP Advisor is an affiliate of AIP, and Dolphin advisor is an affiliate of Dolphin Offshore Partners, L.P. and Dolphin Direct Equity Partners, LP. (together, “Dolphin”).  Prior to the Recapitalization, Dolphin held approximately 13% of the outstanding shares of Series B Preferred and 16.4% of the outstanding shares of Williams’ Series A-1 Preferred Stock, Non-Redeemable Convertible Series (“Series A-1 Preferred”).  The restated management services agreement amends and restates the existing Management Services Agreement, dated July 1, 2002, between Williams and AIP Advisor.

Under the restated management services agreement, each of AIP Advisor and Dolphin Advisor will provide advisory and management services to Williams and its subsidiaries.  The nature of the services to be performed by AIP Advisor and Dolphin Advisor will be determined by Williams’ Board of Directors, but is subject to the approval of the advisor being asked to perform the services.  In consideration of the services to be provided by AIP Advisor and Dolphin Advisor, Williams is required to pay each of AIP and Dolphin an annual management fee, payable in quarterly installments commencing January 1, 2005, equal to $80,000 payable to AIP Advisor and $120,000 payable to Dolphin Advisor.  The amount of the annual fee payable to the AIP Advisor or Dolphin Advisor, as the case may be, is reduced by 10% for each 10% reduction in the number of shares of Williams’ common stock received upon conversion of Series B Preferred (the “Conversion Shares”) held by the AIP or Dolphin, as applicable, from the number of Conversion Shares held immediately following the date of conversion of the Series B Preferred.  Williams’ obligation to pay the annual fee to AIP Advisor or Dolphin Advisor will terminate on the first day of the first quarterly period following the date on which AIP or Dolphin, as applicable, no longer holds a beneficial interest in or voting control of at least 50% of the Conversion Shares it held at the end of the month in which the conversion of the Series B Preferred occurred.  In addition, the restated management services agreement will terminate automatically as of August 1, 2007.   If AIP has exercised the Put (see description of the option agreement above), the restated management services agreement, including our obligation to pay the annual fee to AIP Advisor, will remain with respect to AIP Advisor until Williams has satisfied its obligations to AIP under the Put.

The foregoing summary of the restated management services agreement is subject to, and qualified in its entirety by, the restated management services agreement attached to this Form 8-K as Exhibit 10.3 and incorporated herein by reference.

Item 1.02.                                          Termination of a Material Definitive Agreement.

On September 28, 2004, in connection with entering into the credit agreement with Merrill Lynch, the Amended and Restated Credit Agreement between Williams, Williams Controls Industries, Inc., certain other subsidiaries of Williams and Wells Fargo Credit, Inc. (“Wells”), dated July 1, 2002, was terminated by Williams.  The credit agreement with Wells provided for $12,200,000 in revolving and term loans. Interest rates under the agreement were Well’s prime rate plus 2.00% for the revolving debt and Well’s prime rate plus 2.25% for the term loans.  Fees under the loan agreement included an unused revolver fee of .25% on the unused portion, and a term loan prepayment fee of 2% in the first year and 1% thereafter.  Williams also had to pay a early termination fee of approximately $103,000.

Item 2.03.                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information describing the Put/Call Option Agreement and the Credit Agreement set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02.                                          Unregistered Sales of Equity Securities.

Upon completion of the Recapitalization, the Series A-1 Preferred  and Series B Preferred were converted into shares of Williams’ common stock.  The 77,550 shares of Series A-1 Preferred outstanding on September 30, 2004 were automatically converted into 11,848,740 shares of common stock.  The 55,346 shares of Series B Preferred remaining outstanding after the redemption by Williams of 98,114 shares of Series B Preferred were converted into approximately 11,761,500 shares of common stock.  The shares were issued were not registered pursuant to the exemption in Section 3(a)(9) of the Securities Act of 1933.   Williams’ relied on this exemption in reliance on the fact that the shares were issued only to its existing security holders upon conversion of the Series A-1 Preferred and Series B Preferred and that Williams paid no commission or other remuneration directly or indirectly for any solicitation in connection with the conversion of the shares.

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

To fill vacancies on Williams’ Board of Directors created by the resignation of Nathan L. Belden and W. Richard Bingham and an increase of the size of the board to eight directors, William I. Morris, Peter E. Salas and Carlos P. Salas were elected to the board effective September 30, 2004.

Mr. Morris is a Vice President of AIP Advisor.  Carlos P. Salas is a Managing Director of Dolphin Advisor.  Peter E. Salas is President of Dolphin Asset Management Corp.  Based on these positions, Messrs. Morris, Salas and Salas may have an indirect interest in the Amended and Restated Management Services Agreement described in Item 1.01 above, which is incorporated herein by reference.  Mr. Morris may also have an indirect interest in the redemption of shares of Series B Preferred from AIP described in Item 7.01 below and the Put/Call Option Agreement described in Item 1.01 above, which is incorporated herein by reference.

Item 5.03.                                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Series B Preferred

On September 28, 2004, Williams filed a Certificate of Amendment to the Certificate to Provide for the Designation, Preferences, Rights, Qualifications, Limitations or Restrictions Thereof, of the Series B Preferred Stock, 15% Redeemable Convertible Series (“Series B Amendment”), with the Delaware Secretary of State.  The Series B Amendment amended and restated the rights and preferences of the Series B Preferred as described below.

Redemption of the Series B Preferred.   Prior to the Series B Amendment, Williams was required to redeem all of the Series B Preferred outstanding upon the first to occur of July 1, 2009 or a change of control, unless the holders of a majority of the Series B Preferred waived the redemption requirement.   The price per share required to be paid upon the redemption of the Series B Preferred depended on the event that triggered the redemption of the Series B Preferred.  In the event of a redemption on the seventh anniversary of the issuance of the Series B Preferred, the price per share was equal to $100 plus all accrued but unpaid dividends on the Series B Preferred.  In the event of a redemption upon a change in control, the price per share was equal to 115%, assuming no increase in the dividend rate, of the sum of $100 plus all accrued but unpaid dividends on the Series B Preferred.  If the dividend rate increased, so did the price for redeeming the Series B Preferred.  In lieu of being paid cash, the holders of the Series B Preferred could elect to convert the amount they would have received upon redemption into shares of common stock.

Under the Series B Amendment, the existing redemption rights were deleted in their entirety and replaced with a new redemption provision.  This new redemption provision required Williams to redeem up to 98,114 shares of Series B Preferred on September 30, 2004 (the “Redemption Date”).  The redemption price for any shares redeemed by Williams under the new redemption provision was $265 per share.

Conversion into common stock.   Prior to the Series B Amendment, each holder of Series B Preferred had the option at any time to convert any or all of his, her or its shares into shares of common stock.  In addition, the Series B Preferred was subject to being converted into common stock at Williams’ option upon the occurrence of certain events. The number of shares of common stock that were issuable upon conversion equaled the number of shares of Series B Preferred being converted multiplied by the sum of $100 plus accrued and unpaid dividends then divided by a conversion price of $0.85 per share.  However, in the event of a change of control prior to July 1, 2005, the number of shares of common stock issuable upon conversion was to equal the number of shares of Series B Preferred being converted multiplied by the sum of $100 plus any accrued but unpaid dividends plus an amount equal to the dividends which would have accrued through July 1, 2005 had the change of control not occurred, then divided by the conversion price of $0.85 per share.  The conversion price of the Series B Preferred was currently subject to certain anti-dilution  protections that would result in a downward adjustment of the conversion price upon any issuances of common stock, convertible securities, options or rights issued at prices below the conversion price previously in effect or upon any stock split or stock dividend or other adjustment to the outstanding common stock.

The Series B Amendment deleted each of the existing conversion provisions, including the anti-dilution protections, in their entirety and adopted a new conversion provision.  Under the new conversion provision, all shares of Series B Preferred that remain outstanding following the redemption of Series B Preferred on the Redemption Date were to be automatically converted into 212.1635 shares of common stock on the day upon which fewer than 10,000 shares of Series A-1 Preferred remain outstanding, with any fractional shares paid in cash at $0.6545 per common share.

Elimination of Preferential Dividends.   Under the original terms of the Series B Preferred, the holders of Series B Preferred accrued cumulative dividends on a daily basis at the rate of 15% per annum, payable quarterly in arrears when and as declared by Williams’ Board of Directors.  The dividend rate for the Series B Preferred was subject to increase in certain circumstances.  Upon the conversion of shares of the Series B Preferred into Williams’ common stock, any accrued but unpaid dividends were also convertible into shares of Williams’ common stock at $0.85.  The Series B Amendment will eliminate all preferential dividends described above.  However, if any dividends are declared upon the common stock while any shares of Series B Preferred are outstanding, the holders of Series B Preferred will continue to be entitled to receive the dividends that would have been declared and paid with respect to the shares of common stock issuable upon conversion of their Series B Preferred.

Liquidation Rights.   The Series B Amendment will eliminate the liquidation preference of the Series B Preferred.  The shares of Series B Preferred will no longer be senior to the Series A-1 and the common stock in the distribution of assets upon the liquidation, dissolution or winding up of Williams, subject to the redemption provisions described above.

Elimination of Class Voting Rights in Election of Directors.  Prior to the Series B Amendment, the holders of Series B Preferred, voting as a separate class, were entitled to elect a majority of the members of Williams’ Board of Directors.   The Series B Amendment eliminated this voting provision, and the holders of Series B Preferred are no longer entitled to elect a majority of the members of our Board.

Conforming Changes.   The Series B Amendment also amended other provisions of the Series B Preferred to conform to the above-described amendments.

The foregoing summary of the Series B Amendment is subject to, and qualified in its entirety by, the form of the Series B Amendment attached to this Form 8-K as Exhibit 4.1 and incorporated herein by reference.

Amendment to the Series A-1 Preferred

On September 29, 2004, Williams filed a Certificate of Amendment to the Designation, Preferences, Rights, Qualifications, Limitations or Restrictions Thereof, of the Series A-1 Preferred Stock, Non-Redeemable Convertible Series (the “Series A-1 Amendment”), which is attached to this Form 8-K as Exhibit 4.2 and incorporated by reference herein, with the Delaware Secretary of State.  The Series A-1 Amendment added a new conversion provision that provides for the automatic conversion of each outstanding share of Series A-1 Preferred into 152.7884 shares of common stock in the event that fewer than 100,000 shares of Series B Preferred remain outstanding, with any fractional shares paid in cash at $0.6545 per common share.  This conversion ratio is not subject to any anti-dilution protections.

The foregoing summary of the Series A-1 Amendment is subject to, and qualified in its entirety by, the form of the Series A-1 Amendment designation attached to this Form 8-K as Exhibit 4.2 and incorporated herein by reference.

Designation of Series C Preferred

On September 29, 2004, Williams filed a Certificate to Provide for the Designation, Preferences, Rights, Qualifications, Limitations or Restrictions Thereof, of the Series C Preferred Stock, 15% Redeemable Non-Convertible Series (“Series C Preferred”).  The Series C Preferred is issuable if Williams fails, for whatever reason, to pay the Put Price for the shares required to be repurchased within 30 days after exercise of the Put by AIP.  See the information describing the Put/Call Option Agreement set forth in Item 1.01 above, which is incorporated herein by reference.

The terms of the Series C Preferred, when issued, will be as follows:

Priority.   The Series C Preferred will be senior to Williams’ common stock and any other class or series of stock hereafter created by Williams’ Board of Directors, the terms of which do not expressly provide that it ranks senior to the Series C Preferred, as to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of Williams.

Dividends.    In preference to the payment of any dividends on any other class of Williams’ company’s capital stock, the Series C Preferred will accrue cumulative dividends on a daily basis at the rate of 15% per annum (the “Dividend Rate”), payable quarterly in arrears when and as declared by the Board.  Each quarter the Dividend Rate will increase by 0.25% over the Dividend Rate in effect for the previous quarter, but in no event will the Dividend Rate exceed 20% per annum.  Dividends may be paid in cash or, at Williams’ option, in additional shares of Series C Preferred, and if Williams elects to pay any portion of the dividends payable on the Series C Preferred in additional shares of

Series C Preferred, one share of Series C Preferred shall be issuable for each $100 of accrued but unpaid dividends.

Redemption Rights.   Williams may redeem, at Williams’ option, all or any portion of the Series C Preferred at any time or from time to time, in minimum increments of 500 shares, at a price per share equal to $100 plus all accrued but unpaid dividends thereon.

Voting Rights.    Unless a vote of the holders of Series C Preferred is required under Delaware law, the holders of the Series C Preferred will have no right to vote any of their shares of Series C Preferred.

Liquidation Preference.    Holders of Series C Preferred will have a liquidation preference equal to $100 per share, plus accrued but unpaid dividends, in any liquidation or winding up of Williams.

The foregoing description of the Series C Preferred is subject to, and qualified in its entirety by, the form of the Series C Preferred designation attached to this Form 8-K as Exhibit 4.3 and incorporated herein by reference.

Item 7.01.                                          Regulation FD Disclosure.

Williams received written consents approving each of the proposals described in the Consent Solicitation Statement, dated September 16, 2004, from the holders of the required number of shares of Williams’ capital stock.  Additionally, each of the other conditions to the Recapitalization described in the Consent Solicitation Statement were satisfied.  In addition to the actions described elsewhere in this Form 8-K (see the information described in Items 1.01, 2.03 and 5.03 which are incorporated herein by reference), Williams completed each of the actions described below in connection with the Recapitalization.

As required under the Series B Amendment, on September 28, 2004, Williams offered to redeem up to 98,114 shares of the Series B Preferred at the price of $265 per share on the Redemption Date.  On September 29, 2004, AIP elected to have 98,114 of their shares of Series B Redeemed by Williams.  Each of the other holders of Series B Preferred rejected our redemption offer.  On the Redemption Date, Williams redeemed 98,114 shares of Series B Preferred from AIP for a total redemption price of $26,000,210.  Immediately following the redemption of AIP’s shares, a total of 55,346 shares of Series B Preferred remained outstanding.

The redemption of the shares of Series B Preferred on the Redemption Date resulted in the conversion of each outstanding share of Series A-1 Preferred into 152.7884 shares of Williams common stock as contemplated under the Series A-1 Amendment.  The conversion was effective on September 30, 2004.  This conversion resulted in an increase in the number of shares of Williams’ common stock outstanding of approximately 11,848,740 shares.

Effective immediately following the conversion of the Series A-1 Preferred, each share of Series B Preferred not redeemed on the Redemption Date was automatically converted into 212.1635 shares of common stock as fewer than 10,000 shares of Series A-1 Preferred remained outstanding. This conversion resulted in an increase in the number of shares of Williams’ common stock outstanding of approximately 11,761,495 shares.

Item 9.01.                                          Financial Statements and Exhibits.

(c)                                  Exhibits

4.01

Certificate of Amendment to the Certificate to Provide for the Designation, Preferences, Rights, Qualifications, Limitations or Restrictions Thereof, of the Series B Preferred Stock, 15% Redeemable Convertible Series, filed September 28, 2004.

4.02

Certificate of Amendment to the Designation, Preferences, Rights, Qualifications, Limitations or Restrictions Thereof, of the Series A-1 Preferred Stock, Non-Redeemable Convertible Series, filed September 29, 2004.

4.03

Certificate to Provide for the Designation, Preferences, Rights, Qualifications, Limitations or Restrictions Thereof, of the Series C Preferred Stock, 15% Redeemable Non-Convertible Series, filed September 29, 2004.

10.01	Put/Call Option Agreement, dated September 30, 2004, between Williams and American Industrial Partners Capital Fund III, L.P.

10.02

Credit Agreement, dated September 27, 2004, among Williams, Williams Controls Industries, Inc., a wholly-owned subsidiary of Williams, and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc.

10.03	Amended and Restated Management Services Agreement, dated September 30, 2004, among Williams, American Industrial Partners and Dolphin Advisors, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed for and on its behalf by the undersigned hereunto duly authorized.

WILLIAMS CONTROLS, INC.

Date: October 1, 2004	By:	/s/ Dennis E. Bunday
Dennis E. Bunday
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

4.01

Certificate of Amendment to the Certificate to Provide for the Designation, Preferences, Rights, Qualifications, Limitations or Restrictions Thereof, of the Series B Preferred Stock, 15% Redeemable Convertible Series, filed September 28, 2004.

4.02

Certificate of Amendment to the Designation, Preferences, Rights, Qualifications, Limitations or Restrictions Thereof, of the Series A-1 Preferred Stock, Non-Redeemable Convertible Series, filed September 29, 2004.

4.03

Certificate to Provide for the Designation, Preferences, Rights, Qualifications, Limitations or Restrictions Thereof, of the Series C Preferred Stock, 15% Redeemable Non-Convertible Series, filed September 29, 2004.

10.01	Put/Call Option Agreement, dated September 30, 2004, between Williams and American Industrial Partners Capital Fund III, L.P.

10.02

Credit Agreement, dated September 27, 2004, among Williams, Williams Controls Industries, Inc., a wholly-owned subsidiary of Williams, and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc.

10.03	Amended and Restated Management Services Agreement, dated September 30, 2004, among Williams, American Industrial Partners and Dolphin Advisors, LLC.